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                                                                     Exhibit 2.2


                            ASSIGNMENT AND ASSUMPTION
                                       OF
                               MEMBERSHIP INTEREST


         THIS ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTEREST (this "Assignment") is entered into effective as of November 1, 1999, by and between SYRACUSE OFFICE ASSOCIATES, L.P., a Delaware limited partnership ("Assignor"), and INTERSTATE PROPERTY PARTNERSHIP, L.P., a Delaware limited partnership ("Assignee").

                                    RECITALS:

         A. Assignor is the sole member in Syracuse/Pittsburgh Hotel Holdings, L.L.C., a Delaware limited liability company (the "Company").

         B. Assignor desires to assign, transfer and convey to Assignee all of Assignor's Membership Interest in the Company upon the terms and conditions set forth herein.

         C. Assignee desires to accept the assignment, transfer and conveyance of all of Assignor's Membership Interest in the Company upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Assignor and Assignee hereby agree as follows:

         1. Definitions. All capitalized terms used and not otherwise defined herein shall have the meanings given them in the Certificate and Agreement of even date herewith, among Assignor, Assignee and the Company (the
"Certificate").

         2. Incorporation by Reference. This Assignment is executed in connection with the Certificate and all of the terms and conditions of the Certificate (including the indemnification provisions) are hereby incorporated by reference in, and made a part of, this Assignment.

         3. Assignment of Membership Interest. In consideration of the payment by Assignee of Twelve Million Six Hundred Thousand Dollars ($12,600,000) (as may be adjusted pursuant to the terms of the Certificate), the Assignor hereby transfers, assigns, delivers, sets over and conveys to Assignee, free and clear of all liens and encumbrances, all of Assignor's Membership Interest in the Company and relinquishes all right, title and interest in and to the Company, the Company's property and other assets, and all Company distributions made after the date hereof (the "Assigned Interests").


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         4. Assumption by Assignee. Assignee hereby accepts the assignment of the Assigned Interests, and, subject to the terms of this Assignment, assumes and agrees to perform all of Assignor's obligations as the sole member in the Company, arising from and after the date hereof.

         5. Governing Law. THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN CONFORMANCE WITH THE LAWS OF THE STATE OF DELAWARE.

         6. Counterparts. This Assignment may be executed in any number of counterparts and it shall be sufficient that the signature of each party appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement.

         Executed by the undersigned as of the date first above written.

                           ASSIGNOR

                                   SYRACUSE OFFICE ASSOCIATES, L.P.,
                                   its sole member

                                   By:     Syracuse Office Associates I, LLC,
                                           its general partner

                                           By:     Fine Family Limited
                                                   Partnership, its member

                                                   By:     Fine Family
                                                           Corporation, its
                                                           general partner



                                                           By: /s/ Fred Branovan
                                                              ------------------
                                                           Name: Fred Branovan
                                                                 -------------
                                                           Title: Vice President
                                                                 ---------------


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                           ASSIGNEE

                                    INTERSTATE PROPERTY PARTNERSHIP, L.P.,
                                    a Delaware limited partnership

                                    By:     Interstate Property Corporation,
                                            its general partner



                                    By: /s/ Timothy Q. Hudak
                                       ---------------------
                                    Name: Timothy Q. Hudak
                                         -------------------
                                    Title: Vice President
                                          ------------------



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                                   JOINDER TO
                            ASSIGNMENT AND ASSUMPTION
                             OF MEMBERSHIP INTEREST


         Interstate Hotels Corporation, a Maryland corporation, as the ultimate parent of Interstate Property Partnership, L.P. ("Assignee"), hereby undertakes the performance of the obligations of Assignee under the attached Assignment and Assumption of Membership Interest between Syracuse Office Associates, L.P. and Assignee.

         Executed by the undersigned as of the 1st day of November, 1999.

                                                   INTERSTATE HOTELS CORPORATION



                                                   By: /s/ Timothy Q. Hudak
                                                      --------------------------
                                                   Name: Timothy Q. Hudak
                                                        ------------------------
                                                   Title: Senior Vice President
                                                         -----------------------








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